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                                                                    EXHIBIT 23.1





                         CONSENT OF INDEPENDENT AUDITORS





We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49592) pertaining to the First Northern Savings Bank 401(k) Savings Plan of our report dated June 3, 2002, with respect to the financial statements and schedules of the First Northern Savings Bank 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2001.


/s/ Wipfli Ullrich Bertelson LLP


June 20, 2002
Green Bay, Wisconsin